DoorDash Joins Forces with Wolt

SAN FRANCISCO & HELSINKI, November 9, 2021 /PRNewswire/ -- DoorDash, Inc. (NYSE: DASH), (“DoorDash” or the “company”), and Wolt Enterprises OY (“Wolt”) today announced they and certain stockholders of Wolt have entered into a definitive agreement whereby DoorDash will acquire Wolt in an all-stock transaction (the “Transaction”). Both companies share a mission to build a global platform for local commerce that connects consumers with the best of their community, drives incremental revenue for merchants, and provides meaningful earning opportunities for millions of Dashers and couriers around the world. We expect this partnership to accelerate our progress towards our common goals.
“DoorDash and Wolt share a vision to build a global platform for local commerce that empowers the communities we operate in,” said Tony Xu, Co-founder and CEO of DoorDash. “Under the leadership of Miki Kuusi, Wolt has built a culture of optimism, operational rigor, and bias for action that matches our own. By joining forces, we believe we will accelerate our product development, bring greater focus to each of our markets, and improve the value we provide to consumers, merchants, as well as Dashers and couriers around the world.”

Wolt’s team of over 4,000 employees operates a leading local commerce platform across 23 countries. Wolt’s consumer obsession and attention to detail are evident in its superb consumer loyalty and retention rates. Its operational efficiency allows it to sustainably operate in a variety of environments ranging from rural towns to dense city centers. We believe Wolt’s combination of technological innovation, operational expertise, and intense focus on the consumer experience are characteristics that will allow our combined company to build a leading local commerce platform and drive substantial growth for many years.

“DoorDash has built an incredible business in one of the most significant markets in the world, while we came from a small home country and had to master the art of expansion very early on. During this process, we’ve come to appreciate the many similarities of our two teams, cultures and companies, as we’ve been molded by similar circumstances. We’re incredibly excited to be joining forces with Tony and the DoorDash team to build something even greater together,” said Miki Kuusi, Wolt Co-Founder and CEO.

Upon closing of the acquisition, Miki Kuusi will run DoorDash International, reporting to Tony Xu. Under Miki’s leadership, we expect to increase our international scale, accelerate our product development, and improve our investment efficiency. We expect to continue investing aggressively in the combined team to build our platform and grow our global business.
“We have an opportunity to build a global platform for local commerce in the internet era,” said Tony Xu. “Joining forces with Wolt will deepen our pool of superb talent and allow us to accelerate our international growth, while elevating our focus on the U.S. We expect the ingenuity, product expertise, and operational excellence of our combined company to expand our TAM, improve our investment efficiency, increase our long-term profit potential, and generate significant shareholder value.”

Key terms:
–Transaction is valued at approximately € 7.0 billion, subject to customary purchase price adjustments

–All stock transaction; DoorDash equity issued as part of the transaction will be valued at $206.45 per share, based on DoorDash’s 30-day VWAP as of November 3, 2021
–New retention pool of approximately € 500 million reserved for Wolt management and employees

Financial Impact:
–Expect to be accretive to GOV growth in 2022
–Expect pro forma combined Adj. EBITDA of $0 to $500 million in 2022

Closing:
–Transaction is subject to customary closing conditions for transactions of this type, including applicable regulatory approvals
–We currently expect to close the transaction in 1H 2022

The board of directors of both companies have approved the transaction and stockholders representing the majority of Wolt’s outstanding shares have committed to support the transaction. Goldman Sachs & Co. LLC is acting as exclusive financial advisor to DoorDash, and Wilson Sonsini Goodrich & Rosati, Allen & Overy LLP and Avance Attorneys Ltd are acting as its legal advisors with regard to the transaction. Qatalyst Partners is acting as exclusive financial advisor to Wolt, and Skadden, Arps, Slate, Meagher & Flom LLP and Roschier,Attorneys Ltd. are acting as its legal advisor.

Investor Presentation
The companies have published a presentation to provide an overview of the transaction, which is available on DoorDash’s investor relations website at http://ir.doordash.com.

Third Quarter 2021 Financial Results
In a separate press release issued today, DoorDash announced its financial results for the third quarter of 2021. The press release and accompanying Q3 Shareholder Letter are available on DoorDash’s investor relations website at http://ir.doordash.com.

Third Quarter 2021 Earnings Release Call
DoorDash will conduct its Q3 earnings release call today at 2:00pm (PT) / 5:00pm (ET). Miki Kuusi, Wolt Co-Founder and CEO will join DoorDash management on the call. A live audio webcast of our earnings release call will be available at http://ir.doordash.com. Announcements regarding our financial performance, including SEC filings, investor events, as well as press and earnings releases are available on that site.

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) plans, objectives and expectations with respect to future operations, stakeholders and the markets in which Doordash and Wolt and the combined company will operate, and (iii) the expected impact of the proposed transaction on the business of the parties. Expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks, uncertainties and other factors relate to, among others: risks and uncertainties related to our pending acquisition of Wolt, including the failure to obtain, or delays in obtaining, required regulatory approvals, the failure to satisfy any of the closing conditions to the proposed transaction on a timely basis or at all and costs and expenses associated with failure to close; costs, expenses or difficulties related to the acquisition of Wolt, including the integration of Wolt’s business; failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; the potential impact of the announcement, pendency or consummation of the proposed transaction on relationships with our and/or Wolt’s employees, customers, suppliers and other business partners; the risk of litigation or regulatory actions to us and/or Wolt; inability to retain key personnel; changes in legislation or government regulations affecting us or Wolt; developments in the COVID-19 pandemic and resulting business and operational impacts on us and/or Wolt; and economic, financial, social or political conditions that could adversely affect us, Wolt or the proposed transaction. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Form 10-Qs or Form 8-Ks filed with the Securities and Exchange Commission (the “SEC”). All information provided in this communication is as of the date of this communication and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable, and information available to us, as of such date. We undertake no duty to update this information unless required by law.
No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Important Additional Information Will be Filed with the SEC
DoorDash will file with the SEC a registration statement on Form S-4, which will include a prospectus of DoorDash. INVESTORS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DOORDASH, WOLT, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors will be able to obtain free copies of the registration statement and other documents filed with the SEC through the website maintained by the SEC at www.sec.gov and on DoorDash’s website at http://ir.doordash.com.
About DoorDash
DoorDash is a technology company that connects consumers with their favorite local and national businesses in more than 7,000 cities across the United States, Canada, Australia and Japan. Founded in 2013, DoorDash enables local businesses to address consumers’ expectations of ease and immediacy and thrive in today’s convenience economy. By building the last-mile logistics infrastructure for local commerce, DoorDash is bringing communities closer, one doorstep at a time.

About Wolt
Wolt is a technology company that makes it incredibly easy to discover and get the best of local restaurants, grocery stores and other local shops delivered to your home or office. Wolt is in 23 countries.

The Helsinki-based company was founded in 2014, employs over 4,000 people, and is led by its Co-Founder and CEO Miki Kuusi.

DoorDash Investor Relations Contact
ir@doordash.com

DoorDash Press Contact
press@doordash.com

Wolt Contact
press@wolt.com